Exhibit 19

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 13D

(Rule 13d-101)

Information to be included in statements filed pursuant to
Rule 13d-1(a) and amendments thereto filed
pursuant to Rule 13d-2(a).
(Amendment No. 3)

Telecom Italia S.p.A.
(Name of Issuer)

Ordinary Shares, Lit. 1,000 Par Value
(Title of Class of Securities)

87927W10
(CUSIP Number)
Richard C. Morrissey, Esq. Sullivan & Cromwell St. Olave’s House 9a Ironmonger Lane London EC2V 8EY (44 171 710 6500)
(Name, Address and Telephone Number of Person Authorized to Receive Notices and Communications)

November 21, 1999
(Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(e), 13d-1(f) or 13d-1(g), check the following box [ ].

The information required on the remainder of this cover page shall not be deemed to be “filed” for the purpose of  Section 18 of the Securities Exchange Act of 1934 (the “Act”) or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act.

(continued on following pages)

SCHEDULE 13D

CUSIP No. 87927W10

1			NAME OF REPORTING PERSONS/ I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS Olivetti S.p.A.
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*	(a) (b)	[X] [ ]
3			SEC USE ONLY
4			SOURCE OF FUNDS Not applicable
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) OR 2(e)		[ ]
6			CITIZENSHIP OR PLACE OF ORGANIZATION Italy
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 0
	8	SHARED VOTING POWER 2,890,396,132
	9	SOLE DISPOSITIVE POWER 0
	10	SHARED DISPOSITIVE POWER 2,890,396,132
11			AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 2,890,396,132
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES		[ ]
13			PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 55.0%
14			TYPE OF REPORTING PERSON HC, CO

SCHEDULE 13D

CUSIP No. 87927W10

1		NAMES OF REPORTING PERSONS/ I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS Tecnost S.p.A.
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP	(a) (b)	[X] [ ]
3		SEC USE ONLY
4		SOURCE OF FUNDS Not applicable
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) OR 2(e)	[ ]
6		CITIZENSHIP OR PLACE OF ORGANIZATION Italy
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 0
	8	SHARED VOTING POWER 2,890,396,132
	9	SOLE DISPOSITIVE POWER 0
	10	SHARED DISPOSITIVE POWER 2,890,396,132
11		AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 2,890,396,132
12		CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES	[ ]
13		PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 55.0%
14		TYPE OF REPORTING PERSON HC, CO

CUSIP No. 87927W10

This Amendment No. 3 (“Amendment No. 3”) amends and supplements the Schedule 13D of Olivetti S.p.A., a company incorporated under the laws of the Republic of Italy (“Olivetti”), and Tecnost S.p.A., a company incorporated under the laws of the Republic of Italy (“Tecnost”), jointly filed with the U.S. Securities and Exchange Commission on May 28, 1999, as amended by Amendment No. 1 thereto filed on October 4, 1999 and Amendment No. 2 therefor filed on November 3, 1999 (collectively, the “Schedule 13D”), with respect to the ordinary shares of Telecom Italia S.p.A. (“Telecom Italia”) beneficially owned by them.

ITEM 4

PURPOSE OF THE TRANSACTION

Item 4 of the Schedule 13D is hereby amended and supplemented by adding the following paragraphs at the end thereof:

On November 21, 1999, Tecnost announced that its Boards of Directors met to reconsider the financial reorganization plan for the Olivetti-Tecnost Group, previously approved on September 28, 1999, and have decided not to proceed with the reorganization for the reasons set forth in the attached press release.  The Tecnost Board of Directors, however, confirmed its commitment to the proposed public tender offer of Telecom Italia savings shares under the terms previously announced.

On November 21, 1999, Olivetti announced that its Board of Directors endorsed the decisions made by the Tecnost Board of Directors regarding the proposed financial reorganization plan.

The text of the press releases, each dated November 21, 1999, are filed herewith and are hereby incorporated by reference into Item 4 of the Schedule 14D.

This material does not constitute an offer for the savings shares of Telecom Italia.

ITEM 7.

MATERIALS TO BE FILED AS EXHIBITS.

Item 7 of the Schedule 13D is hereby amended and supplemented by adding the following at the end thereof:

Exhibit 8.   Press Release, dated November 21, 1999, of Tecnost S.p.A.

Exhibit 9.   Press Release, dated November 21, 1999, of Olivetti S.p.A.

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

December 9, 2002

OLIVETTI S.p.A

By: /s/ Luciano La Noce

Name: Luciano La Noce

Title:   Chief Financial Officer

TECNOST S.p.A.

By: /s/ Demetrio Mauro

Name: Demetrio Mauro

Title:   Chief Financial Officer